EXHIBIT 23.3

                   Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24803 and No. 333-33191) of Iron Mountain Incorporated of our report dated February 21, 1997, with respect to the consolidated financial statements of HIMSCORP, Inc. and Subsidiaries included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 1997 and incorporated by reference in the Registration Statement on Form S-4 filed on or around December 2, 1997 by Iron Mountain Incorporated with the Securities and Exchange Commission.



                                                  Ernst & Young LLP



Chicago, Illinois
December 2, 1997